UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 12, 2007
(Date of earliest event reported)

POWER TECHNOLOGY, INC.
(Exact name of small Business Issuer as specified in its charter)

NEVADA	88-0395816
(State or other jurisdiction of	(IRS Employer Identification No.)
incorporation or organization)
541710
(Primary Standard Industrial Classification Code)
7101 Highway 71 West
Austin, Texas	78735
(Address of principle executive offices)	(Zip Code)

(512) 288-8528
Issuer’s telephone number, including area code

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On February 23, 2007, we entered into a consulting agreement with Timothy J. Connolly to provide general business strategic consulting and management advisory services (the “Consulting Services Agreement”), which is described in Item 1.01 of our Form 8-K filed February 28, 2007, and which is filed as Exhibit 10.15 to our Form 10-KSB filing on June 11, 2007. 2006. Pursuant to the Consulting Services Agreement, we issued options for the right to purchase up to 5,000,000 shares of our common stock exercisable at $0.04 per share (the “Option Agreement”). On June 12, 2007, we amended the Option Agreement to provide for the right to purchase up to 5,000,000 shares of our common stock exercisable at $0.0065 per share.

POWER TECHNOLOGY, INC.

Date: June 18, 2007	By:	/s/ Bernard J. Walter
Bernard J. Walter
Chief Executive Officer and President